EXHIBIT 5.1
                        [SETH A. FARBMAN, P.C. LETTERHEAD]

                               December 7, 2000

Pick-Ups Plus, Inc.
Attention: John Fitzgerald
5181 Natorp Boulevard
Mason, OH 45040

Ladies and Gentleman:

      We have acted as special counsel to Pick-Ups Plus, Inc., a Delaware corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 3,844,332 shares of the Company's common stock, par value $.001 per share ("Common Stock"), to be sold by certain selling shareholders, of which 1,999,332 shares are to be issued upon the exercise of outstanding warrants exercisable at $.15 (fifteen cents) per share.

      We have examined the Certificate of Incorporation and the By-Laws of the Company, corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon and subject to the foregoing, we are of the opinion that 1,845,000 shares of the Company's common stock are duly authorized and validly issued, fully paid and non-assessable. We are also of the opinion that the 1,999,332 shares of Common Stock to be issued by the Company upon the exercise of the warrant agreements dated December 1, 2000 ("Warrant Agreements"), when paid for in accordance with the terms of the Warrant Agreements, will be duly authorized and validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                 Very truly yours,

                                /s/ SETH A. FARBMAN, P.C.
                                -------------------------
                                    SETH A. FARBMAN, P.C


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